                                  Exhibit 32.1

      Statement of Chief Executive Officer and Financial Officer Pursuant to 18 U.S.C. ss. 1350

      In connection with the Annual Report of Highlands Bankshares, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, as the chief executive officer and chief financial officer, respectively, of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2003, that:

      1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                         /s/ C. E. PORTER
                                         --------------------------------
                                         C. E. Porter Chief Executive Officer


                                         /s/ R. ALAN MILLER
                                         -------------------------------------
                                         R. Alan Miller
                                         Chief Financial Officer


Date:  March 29, 2004